UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ______________

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 23, 2005


                      BRAVO! FOODS INTERNATIONAL CORP.
                      --------------------------------
       (Exact name of registrant as specified in its amended charter)

          DELAWARE                    0-20539              62-1681831
          --------                    -------              ----------
(State or Other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)            File Number)      Identification Number)

     11300 US Highway 1, Suite 202, North Palm Beach, Florida 33408 USA
     ------------------------------------------------------------------
           (Address of Principal Executive Offices with Zip Code)


     Registrant's telephone number, including area code: (561) 625-1411
                               --------------

                               Not Applicable
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 8 - Other Events

Item 8.01. Other Events.

On August 23, 2005, the Bravo ! Foods International Corp (the "Company") and Coca-Cola Enterprises Inc. ("CCE") agreed to modify the transaction contemplated by the Letter of Intent dated July 29, 2005, between the Company and CCE. The Letter of Intent had provided that CCE would acquire more than 50.01% of the Company's issued and outstanding common stock, on a fully diluted basis, together with the execution of a Master Distribution Agreement for the distribution of the Company's flavored milk products by CCE.

Pursuant to the contemplated transaction, as modified, the Company and CCE anticipate entering into a Master Distribution Agreement, of the same nature and scope as previously announced. In addition, upon entering into the MDA it is anticipated that the Company will issue warrants to CCE which, if exercised, will permit CCE to acquire approximately 10% of the authorized common stock of the Company as of the date of the issuance of the warrants. The exercise price of the warrants will be $0.36 per share.

The Company expects the Master Distribution Agreement to be entered into by the Company and CCE by the end of this month.

                                 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Bravo! Foods International Corp.


Date: August 23, 2005                  By: /s/ Roy D. Toulan, Jr.
                                       -------------------------------
                                       Roy D. Toulan, Jr.
                                       Vice President, General Counsel


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